Filed Pursuant to Rule 433
                                                    Registration No.: 333-132249

                      Banc of America Securities [LOGO](TM)

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      Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Mortgage Pass-Through Certificates, Series 2006-3

Banc of America Mortgage 2006-3 Trust
Issuing Entity

Banc of America Mortgage Securities, Inc.
Depositor

Bank of America, National Association
Sponsor and Servicer

Banc of America(SM) [LOGO](TM)

September 18, 2006


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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
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                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

            THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The information contained in this free writing prospectus should be read in conjunction with the information contained in the Depositor's most recent base prospectus and the information provided by Banc of America Securities LLC (the "Underwriter"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated June 27, 2006 attached to the prospectus supplement dated June 28, 2006 relating to the Banc of America Alternative Loan Trust 2006-6 Mortgage Pass-Through Certificates, Series 2006-6 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-132249-06). You should carefully read this free writing prospectus and the base prospectus, as well as the information provided by the Underwriter, before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.


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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
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Banc of America Securities          Banc of America Mortgage 2006-3 Trust
                  [LOGO](TM)   Mortgage Pass-Through Certificates, Series 2006-3
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                          Preliminary Summary of Terms
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Transaction:                  Banc of America Mortgage 2006-3 Trust

                              Mortgage Pass-Through Certificates, Series 2006-3

Issuing Entity:               Banc of America Mortgage 2006-3 Trust

Depositor:                    Banc of America Mortgage Securities, Inc.

Underwriter:                  Banc of America Securities LLC

Sponsor and Servicer:         Bank of America, National Association

Trustee:                      Wells Fargo Bank, N.A.

Rating Agencies:              At least two of Standard & Poor's, Moody's and/or
                              Fitch Ratings will rate the offered Senior
                              Certificates. At least one of the above Rating
                              Agencies will rate the offered Subordinate
                              Certificates.

Senior Certificates:          The Senior Certificates will consist of three or
                              more classes of certificates, one of which will be the residual certificate and at least one of which will be ratio strip certificates. One or more classes of certificates may be comprised of two or more components. The components of a class are not severable. The Senior Certificates (or in the case of a class of Senior Certificates comprised of components, the components) may be divided into two or more groups in which case each group will have a corresponding group of Subordinate
                              Certificates which may or may not be shared with one or more other groups of Senior Certificates.

Senior Non-PO
Certificates:                 The Senior Certificates (other than any Ratio
                              Strip Certificates or components thereof).

Subordinate
Certificates:                 If the Senior Certificates are divided into
                              multiple groups, the Subordinate Certificates may or may not consist of multiple groups. If there is only one group of Subordinate Certificates, the Subordinate Certificates will support all of the Senior Certificates. If there are multiple groups of Subordinate Certificates, each group will support one or more groups of Senior Certificates.
                              Each class of Subordinate Certificates is also subordinated to those classes of Subordinate
                              Certificates within its group, if any, higher in order of payment priority.

Exchangeable
Certificates and
Exchangeable REMIC
Certificates:                 If indicated in the prospectus supplement, a class
                              or combination of classes of exchangeable REMIC certificates may be exchangeable for certain class or classes of exchangeable certificates in certain combinations specified in the prospectus supplement.

Offered Certificates:         Senior Certificates and Subordinate Certificates
                              rated BBB- or Baa3 or better

Expected Closing Date:        September 28, 2006

Expected Investor
Closing Date:                 September 29, 2006

Distribution Date:            25th of each month, or the next succeeding
                              business day (First Distribution Date: October 25,
                              2006)

Cut-off Date:                 September 1, 2006.

Determination Date:           For any Distribution Date, the 16th day of the
                              month in which the Distribution Date occurs or, if that day is not a business day, the immediately preceding business day.

Record Date:                  For any Distribution Date, the close of business
                              on the last business day of the month preceding the month of that Distribution Date.

Day Count:                    30/360

Clearing:                     DTC, Clearstream and Euroclear.

Denominations:                      Original
                                   Certificate      Minimum       Incremental
                                      Form       Denominations   Denominations
                                   -----------   -------------   -------------

Senior Certificates (other than    Book Entry       $1,000            $1
any Principal Only Certificates,
Interest Only Certificates and
Special Retail Certificates)

Interest Only Certificates         Book Entry     $1,000,000       $1 or N/A
                                                   (notional
                                                  amount) or
                                                    size of
                                                   class if
                                                   less than
                                                  $1,000,000

Special Retail Certificates        Book Entry       $1,000          $1,000

Principal Only Certificates and    Book Entry       $25,000           $1
Subordinate Certificates

SMMEA Eligibility:            The Senior Certificates and the most senior class
                              or classes of Subordinate Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.

ERISA Eligibility:            A fiduciary or other person acting on behalf of
                              any employee benefit plan or arrangement, including an individual retirement account , subject to the Employee Retirement Income Security
                              Act of 1974, as amended ("ERISA"), the Code or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

                              The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

                              The Exemption may cover the acquisition and holding of the Senior Certificates (other than the residual certificate) by the Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

                              If there are Mortgage Loans with loan-to-value ratios in excess of 100% in the Mortgage Pool or in a loan group within the Mortgage Pool, the Exemption will not cover the acquisition and holding of the related offered Super Senior Support or Subordinate Certificates.

                              Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTE 83-1 and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Tax Structure:                For federal income tax purposes, the Trust will be
                              treated as one or more "real estate mortgage investment conduits" (each, a "REMIC").

                              o The Senior Certificates (other than the residual certificate and any exchangeable certificates) and the Subordinate Certificates will constitute "regular interests" in a REMIC and will be treated as newly-originated debt instruments for most federal income tax purposes.

                              o     Generally, for a class of component
                                    certificates, each component, rather than the class itself, will constitute a regular interest in a REMIC.

                              o The residual certificate will represent the sole "residual interest" in each REMIC.

                              You must report income received on your Offered Certificates as it accrues from Distribution Date to Distribution Date, even if it is before such income is distributed in cash to you.

                              Certain classes of Offered Certificates may be issued with "original issue discount." If your class of Offered Certificates is issued with original issue discount, you must report original issue discount income over the life of your Certificate, often well before such income is distributed in cash to you.

                              If you hold an Offered Certificate that has the benefit of a yield maintenance agreement and is entitled to certain payments from a reserve account, you will be treated as owning two assets, a REMIC regular interest and the right to receive payments from the reserve fund and will be required to account separately for each of these assets for federal income tax purposes.

                              If you hold an Offered Certificate that is an exchangeable certificate, you should be aware that the arrangement under which any exchangeable certificates are created will be classified as a grantor trust and each class of exchangeable certificates so created will represent beneficial ownership of an interest in each related exchangeable REMIC certificate.

Optional Termination
Date: On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the initial aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date, the Depositor may, at its option, subject to certain conditions, purchase the Mortgage Loans, which would effect an early retirement of the Certificates.

                              If the Mortgage Loans are divided into multiple loan groups with more than one set of Subordinate Certificates, the Depositor may, at its option, subject to certain conditions, purchase the Mortgage Loans in one or some of the loan groups, which would effect an early retirement of only the related Certificates.

The Pooling Agreement:        The Certificates will be issued pursuant to a
                              Pooling and Servicing Agreement (the "Pooling
                              Agreement") to be dated the Closing Date, among the Depositor, the Servicer and the Trustee.

The Mortgage Pool:            The "Mortgage Pool" will consist of fixed interest
                              rate, fully-amortizing mortgage loans (the
                              "Mortgage Loans") secured by first liens on one- to four-family residential properties. All of the Mortgage Loans were originated or acquired by Bank of America, National Association, which is an affiliate of the Depositor and Banc of America
                              Securities LLC.

                              The Mortgage Pool may be divided into multiple loan groups.

The Mortgage Loans:           The Mortgage Loans consist of fixed interest rate,
                              fully amortizing mortgage loans secured by first liens on one- to four-family residential properties. Substantially all of the Mortgage
                              Loans will have original terms to stated maturity of approximately 15 to 30 years. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time. If indicated in the Collateral Summary at the end of this Free Writing
                              Prospectus, certain of the Mortgage Loans may be subject to prepayment premiums. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. See the Collateral Summary at the end of this Free Writing
                              Prospectus for more information about the Mortgage
                              Loans.

Yield Maintenance
Agreements:                   The Trustee on behalf of the Trust may enter into
                              one or more yield maintenance agreements (each, a "Yield Maintenance Agreement") with one or more counterparties (each, a "Counterparty") for the benefit of one or more classes. With respect to each Yield Maintenance Agreement for any Distribution Date (other than the initial
                              Distribution Date) if LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds a designated strike percentage, the Counterparty will be obligated to pay to the Trustee, for deposit into the related
                              Reserve Fund, an amount equal to the product of
                              (a) the amount by which (i) the lesser of LIBOR and a designated maximum percentage exceeds (ii) the designated strike percentage, (b) the lesser of the applicable Class Balance(s) and related notional amount as set forth for such Distribution
                              Date in the related Yield Maintenance Agreement and (c) one-twelfth.

                              Pursuant to the Pooling Agreement, the Trustee will establish a separate trust account (the "Reserve Fund") for deposit of any payments that it may receive under a Yield Maintenance Agreement. Each Reserve Fund is part of the trust fund but will not be an asset of any REMIC.

                              Amounts on deposit in a Reserve Fund will be used to make certain payments on a specified Class or Classes of Certificates that have the benefit of a Yield Maintenance Agreement.

Compensating Interest:        Pursuant to the Pooling Agreement, the aggregate
                              Servicing Fee payable to the Servicer for any month will be reduced (but not below zero) by an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for such Distribution Date and (ii) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month preceding the month of such Distribution Date
                              (such amount, the "Compensating Interest").

                              If a group of Subordinate Certificates supports multiple groups of Senior Certificates, Compensating Interest will be determined on an aggregate basis with respect to all related loan groups. If a group of Subordinate Certificates supports one group of Senior Certificates, Compensating Interest will be determined for the related loan group.

Advances:                     Subject to certain limitations, the Servicer will
                              be required pursuant to the Pooling Agreement to advance (any such advance, an "Advance") prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest
                              (net of the Servicing Fee) which were due on the related due date on the Mortgage Loans and which were delinquent on the related Determination Date.
                              Advances made by the Servicer will be made from its own funds or funds available for future distribution. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage
                              Loan.

Interest Accrual:             Interest will accrue on the Certificates during
                              each one-month period (i) ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular
                              Interest Accrual Period") or (ii) commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which each Distribution Date occurs (each, a "LIBOR Based
                              Interest Accrual Period" or "No Delay Interest
                              Accrual Period" and together with a Regular
                              Interest Accrual Period, an "Interest Accrual
                              Period"). The initial Regular Interest Accrual
                              Period will be deemed to have commenced on September 1, 2006 and any initial LIBOR Based
                              Interest Accrual Period or No Delay Interest
                              Accrual Period will be deemed to have commenced on September 25, 2006.

                              On each Distribution Date, to the extent of the applicable Pool Distribution Amount or Amounts, each class of interest-bearing Certificates will be entitled to receive interest (as to each such class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest-bearing class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

                              The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of interest-bearing Senior Certificates and each class of Subordinate Certificates will be reduced by the amount of Net Interest Shortfalls for the related Mortgage Loans for such Distribution Date.

                              Allocations of the interest portion of Realized Losses on the Mortgage Loans in a loan group first to the related Subordinate Certificates in reverse order of payment priority will result from the priority of distributions first to the related Senior Certificates and then to the classes of related Subordinate Certificates in numerical order of the applicable Pool Distribution Amount as described below under "Priority of Distributions." After the date on which the aggregate Class Balance of the related Subordinate Certificates has been reduced to zero, the interest-bearing related Senior Certificates will bear the interest portion of any Realized Losses on such Mortgage Loans pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount.

Distributions to the
Subordinate
Certificates:                 On each Distribution Date, each class of
                              Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the Class Balances of all the Subordinate Certificates (or the Subordinate
                              Certificates in the same group, if there is more than one group of Subordinate Certificates) that are entitled to receive a principal distribution) of the Subordinate Principal Distribution
                              Amount(s), to the extent that the remaining Pool
                              Distribution Amount(s) are sufficient therefor.
                              With respect to each class of Subordinate
                              Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional
                              Interest for that class on the Closing Date, no classes of Subordinate Certificates in the same group, if there is more than one group of Subordinate Certificates, junior to such class will be entitled to receive a principal distribution.

                              Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their payment priority until each such class has received its respective pro rata share for the Distribution Date. However, the Class PO Deferred Amounts will be paid to the ratio strip components or certificates from amounts otherwise payable as principal to the related Subordinate Certificates, beginning with the amounts otherwise distributable as principal to the class of related Subordinate Certificates lowest in order of payment priority.

Shifting Interest
Structure:                    Additional credit enhancement is provided by the
                              allocation of the applicable Non-PO Percentages of principal prepayments on the Mortgage Loans in the Mortgage Pool or a loan group in the Mortgage Pool to the related Senior Non-PO Certificates for the first five years and the disproportionately greater allocation of prepayments to such Senior
                              Non-PO Certificates over the following four years.
                              The disproportionate allocation of the applicable
                              Non-PO Percentages of prepayments on the Mortgage
                              Loans in the Mortgage Pool or a loan group in the Mortgage Pool will accelerate the amortization of those Senior Certificates relative to the amortization of the Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years.

Allocation of Losses:         On each Distribution Date, the applicable PO
                              Percentage of any Realized Loss on a Discount
                              Mortgage Loan will be allocated to the ratio strip certificate or ratio strip component of the related group until its Class Balance or principal balance is reduced to zero. Such allocation will be effected on each Distribution Date by reducing the Class Balance of the ratio strip certificate or principal balance of the ratio strip component of the related group if and to the extent that such balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool
                              Amount (PO Portion) for such Distribution Date.
                              The amount of any such Realized Loss allocated to a ratio strip certificate or ratio strip component of the related group will be treated as a "Class
                              PO Deferred Amount." To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the related Subordinate
                              Principal Distribution Amount or Amounts, the
                              Class PO Deferred Amounts for the ratio strip certificate or ratio strip component of the related group will be paid on such ratio strip certificate or ratio strip component of the related group prior to distributions of principal on the related Subordinate Certificates. Payments of the Class PO Deferred Amounts will be made from the principal payable to the related Subordinate
                              Certificates beginning with the principal payable to the class of Subordinate Certificates lowest in order of payment priority. Any distribution in respect of unpaid Class PO Deferred Amounts for a ratio strip certificate or ratio strip component of the related group will not further reduce the principal balance of such ratio strip certificate or ratio strip component of the related group. The
                              Class PO Deferred Amounts will not bear interest.
                              The Class Balance of the class of related
                              Subordinate Certificates then outstanding lowest in order of payment priority will be reduced by the amount of any payments in respect of Class PO
                              Deferred Amounts for the ratio strip certificate or ratio strip component of the related group. Any excess of these Class PO Deferred Amounts over the Class Balance of that class will be allocated to the next most subordinate class of related
                              Subordinate Certificates to reduce its Class
                              Balance and so on, as necessary.

                              On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the related Subordinate Certificates in reverse order of payment priority (beginning with the class of related Subordinate Certificates then outstanding lowest in order of payment priority), in each case until the Class Balance of such class of Certificates has been reduced to zero, and then to the Senior Non-PO Certificates or to the Senior Non-PO Certificates of the related group, if there are multiple groups of Senior Non-PO Certificates pro rata based on their respective Class Balances.

                              Such allocation will be effected on each such Distribution Date by reducing the Class Balance of the class of related Subordinate Certificates then outstanding lowest in order of payment priority if and to the extent that the aggregate of the Class Balances of all classes of Senior Non-PO Certificates or the Senior Non-PO Certificates in a group and the related Subordinate Certificates (after taking into account the amount of all distributions to be made on such Distribution
                              Date) exceeds the Adjusted Pool Amount (Non-PO Portion) or sum of the Adjusted Pool Amounts (Non-PO Portion) for such Distribution Date.

                              After the date on which the aggregate Class
                              Balance of the related Subordinate Certificates has been reduced to zero, on each Distribution Date, the aggregate of the Class Balances of all classes of Senior Non-PO Certificates or all Senior Non-PO Certificates of a group then outstanding will be reduced if and to the extent that such aggregate Class Balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date. The amount of any such reduction will be allocated among the Senior Non-PO Certificates or Senior Non-PO Certificates of such group pro rata based on their respective Class Balances (or their initial Class Balances, if lower, in the case of a class of Accrual Certificates).

                              After the date on which the aggregate Class
                              Balance of the related Subordinate Certificates has been reduced to zero, the Class Balance of any class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph, but also by the portion allocated to the related class or classes of Super Senior Certificates.

Cross-Collateralization:      If one group of Subordinate Certificates support
                              multiple groups of Senior Certificates, on each Distribution Date prior to the date on which the aggregate Class Balance of such Subordinate
                              Certificates has been reduced to zero but on or after the date on which the Class Balances of the Senior Non-PO Certificates of a group have been reduced to zero, amounts otherwise distributable as principal payments on such Subordinate
                              Certificates will be paid as principal to the remaining classes of Senior Non-PO Certificates of each group supported by such Subordinate
                              Certificates together with the Senior Principal
                              Distribution Amount(s) in accordance with the principal payment priorities provided that on such Distribution Date (a) the Aggregate Subordinate
                              Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans (including, for this purpose, any Mortgage Loan in foreclosure, any REO
                              Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate
                              Class Balance of the Subordinate Certificates is greater than or equal to 50%. If the Senior Non-PO
                              Certificates of two or more groups remain outstanding, the distributions described above will be made to such Senior Certificates of such groups, pro rata, in proportion to the aggregate
                              Class Balance of such Senior Certificates.

                              The "Aggregate Subordinate Percentage" for any Distribution Date will be the percentage equal to the aggregate Class Balance of the Subordinate Certificates divided by the related aggregate Pool Principal Balance (Non-PO Portion).

                              In addition, if on any Distribution Date, after giving effect to the preceding paragraph, the aggregate Class Balance of the Senior Non-PO Certificates after giving effect to distributions to be made on such Distribution Date is greater than the Adjusted Pool Amount (Non-PO Portion) (any such group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their payment priority, will be paid as principal to the Senior Non-PO Certificates of the Undercollateralized Group together with the Senior Principal Distribution Amount(s) in accordance with the principal payment priorities until the aggregate Class Balance of the Senior Non-PO Certificates of the Undercollateralized Group equals the Adjusted Pool Amount (Non-PO Portion). If two or more groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Balance of the Senior Non-PO Certificates of each such group exceeds the related Pool Principal Balance (Non-PO Portion).

                              The amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Undercollateralized Group, including the interest only component of such group, if any, prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their payment priority.

Adjusted Pool Amount:         The "Adjusted Pool Amount" of the Mortgage Pool or
                              a loan group in the Mortgage Pool will equal the aggregate unpaid principal balance of the Mortgage
                              Loans in the Mortgage Pool or a loan group in the Mortgage Pool as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loans
                              (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution
                              Dates and (ii) the principal portion of all Realized Losses (other than debt service reductions) incurred on such Mortgage Loans from the Cut-off Date through the end of the month preceding the month in which such Distribution
                              Date occurs.

Adjusted Pool Amount (PO
Portion):                     The "Adjusted Pool Amount (PO Portion)" of the
                              Mortgage Pool or a loan group in the Mortgage Pool will equal the sum as to each Mortgage Loan in the Mortgage Pool or a loan group in the Mortgage Pool as of the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation
                              Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a debt service reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

Adjusted Pool Amount
(Non-PO Portion):             The "Adjusted Pool Amount (Non-PO Portion)" of the
                              Mortgage Pool or a loan group in the Mortgage Pool will equal the difference between the Adjusted
                              Pool Amount of the Mortgage Pool or a loan group in the Mortgage Pool and the Adjusted Pool Amount
                              (PO Portion) of the Mortgage Pool or a loan group in the Mortgage Pool.

Class Balance:                The "Class Balance" of a class of Certificates at
                              any time will equal (a) its initial Class Balance, or in the case of a class of Exchangeable REMIC
                              Certificates or Exchangeable Certificates, the portion of the maximum initial Class Balance then represented by the outstanding Certificates of such Class of the maximum initial Class Balance less (i) all distributions of principal made to such class, and (ii) losses allocated to such class plus (b) in the case of a class of Accrual
                              Certificates, any amounts added to such Class
                              Balance as a result of the application of the accrual distribution amount.

Fractional Interest:          The "Fractional Interest" with respect to any
                              Distribution Date and each class of Subordinate
                              Certificates will equal (i) the aggregate of the Class Balances immediately prior to such Distribution Date of all classes of Subordinate
                              Certificates in the same group that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal
                              Balance (Non-PO Portion) (if there is only one group of Subordinate Certificates) or the related
                              Pool Principal Balance (Non-PO Portion) or sum of the related Pool Principal Balance (Non-PO
                              Portion) (if there is more than one group of Subordinate Certificates).

Net Interest Shortfall:       With respect to any Distribution Date, the "Net
                              Interest Shortfall" is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act
                              Reduction and (ii) any Non-Supported Interest
                              Shortfalls. Net Interest Shortfalls on any
                              Distribution Date will be allocated pro rata among all such classes of interest-bearing Senior
                              Certificates or if there are Crossed Groups, the interest-bearing Senior Certificates of the
                              Crossed Groups and each class of related
                              Subordinate Certificates, based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

Net Mortgage Interest
Rate: The "Net Mortgage Interest Rate" of a Mortgage Loan is the excess of its mortgage interest rate over the sum of the servicing fee rate (which is 0.25%) and the trustee fee rate (which is 0.0075%).

Non-PO Percentage:            The "Non-PO Percentage" with respect to any
                              Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool with a Net Mortgage Interest
                              Rate as of the Cut-off Date less than a certain rate (each such Mortgage Loan, a "Discount
                              Mortgage Loan") will be equal to the Net Mortgage
                              Interest Rate as of the Cut-off Date divided by such applicable rate. If there are multiple loan groups in the Mortgage Pool, this rate may be the same for each loan group or may differ for one or more loan groups. The Non-PO Percentage with respect to any Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool with a Net
                              Mortgage Interest Rate as of the Cut-off Date equal to or greater than the applicable rate will be 100%. The "PO Percentage" for any Discount
                              Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan.

                              Any Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to the applicable rate for the Mortgage Pool or the loan group in the Mortgage Pool is a "Premium Mortgage Loan."

Non-PO Principal Amount:      The "Non-PO Principal Amount" for any Distribution
                              Date and the Mortgage Pool or any loan group in the Mortgage Pool will equal the sum of the applicable Non-PO Percentage of:

                                    (a) all monthly payments of principal due on
                              each Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool on the related due date;

                                    (b) the principal portion of the purchase
                              price (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) of each Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool that was repurchased by the Depositor pursuant to the Pooling Agreement during the calendar month preceding the month of that Distribution Date;

                                    (c) amounts received with respect to such
                              Distribution Date as a substitution adjustment amount (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) in connection with a Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool received during the calendar month preceding the month of that Distribution Date;

                                    (d) any Liquidation Proceeds (net of
                              unreimbursed expenses and unreimbursed Advances, if any) allocable to recoveries of principal of the Mortgage Loans in the Mortgage Pool or loan group in the Mortgage Pool that have not yet been liquidated received during the calendar month preceding the month of that Distribution Date;

                                    (e) with respect to each Mortgage Loan in
                              the Mortgage Pool or loan group in the Mortgage Pool that was liquidated during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any profits retained by the Servicer in connection with the foreclosure and net of unreimbursed expenses and unreimbursed Advances, if any) allocable to principal received with respect to that Mortgage Loan; and

                                    (f) all partial and full principal
                              prepayments on the Mortgage Loans in the Mortgage Pool or loan group in the Mortgage Pool by mortgagors received during the calendar month preceding the month of that Distribution Date.

                              The amounts described in clauses (a) through (d) are referred to as "Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

Non-Supported Interest
Shortfall:                    With respect to any Distribution Date, the
                              "Non-Supported Interest Shortfall" is the amount by which the aggregate of Prepayment Interest
                              Shortfalls for the Mortgage Loans in the Mortgage
                              Pool or the Mortgage Loans in any Crossed Loan
                              Groups during the calendar month preceding the month of such Distribution Date exceeds the applicable Compensating Interest for such period.

Notional Amount:              The "Notional Amount" of any Interest Only
                              Certificates (or any components of an Interest
                              Only Certificates) will be equal to either (I) the product of (i) the aggregate of the Stated
                              Principal Balances of the Premium Mortgage Loans in the Mortgage Pool or loan group as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the these Mortgage Loans (based on the Stated
                              Principal Balances of these Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus a specified percentage and (b) the denominator of which is equal to a specified percentage or (II) a percentage or all of the Class Balance(s) of another class or classes.

Pool Distribution
Amount: The "Pool Distribution Amount" with respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in the Mortgage Pool or any loan group in the Mortgage Pool and will be equal to the sum of:

                                    (i) all scheduled installments of interest
                              (net of the related Servicing Fee) and principal due on such Mortgage Loans on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof and any Compensating Interest allocable to such Mortgage Loans;

                                    (ii) all proceeds of any primary mortgage
                              guaranty insurance policies and any other insurance policies with respect to such Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Mortgage Pool or any loan group in the Mortgage Pool, by foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

                                    (iii) all partial or full prepayments
                              received on such Mortgage Loans during the calendar month preceding the month of such Distribution Date; and

                                    (iv) amounts received with respect to such
                              Distribution Date as a substitution adjustment amount or purchase price in respect of any deleted Mortgage Loan in the Mortgage Pool or any loan group in the Mortgage Pool or amounts received in connection with the optional termination of the Trust or a portion of the Trust as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement.

Pool Principal Balance:       The "Pool Principal Balance" for the Mortgage Pool
                              or a loan group in the Mortgage Pool with respect to any Distribution Date equals the aggregate
                              Stated Principal Balances of the Mortgage Loans in the Mortgage Pool or loan group in the Mortgage
                              Pool outstanding on the due date in the month preceding the month of such Distribution Date.

Pool Principal Balance
(Non-PO Portion):             The "Pool Principal Balance (Non-PO Portion)" for
                              the Mortgage Pool or a loan group in the Mortgage
                              Pool and any Distribution Date equals the sum of the product, for each Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool, of the Non-PO Percentage of such Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceding the month of such Distribution Date.

Prepayment Interest
Shortfall:                    A "Prepayment Interest Shortfall" on a Mortgage
                              Loan is equal to the difference between (x) 30 days' interest at the mortgage interest rate (less the servicing fee rate) on the amount of the prepayment on such Mortgage Loan minus (y) the amount of interest actually paid by the related mortgagor on the amount of such prepayment during the preceding month.

Realized Loss:                In general, a "Realized Loss" means, (a) with
                              respect to a Mortgage Loan that has been liquidated, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of proceeds from the liquidation applied to the principal balance of the related Mortgage Loan and (b) losses due to the bankruptcy of the mortgagor.

Relief Act Reduction:         A "Relief Act Reduction" is a reduction in the
                              amount of monthly interest payment on a Mortgage
                              Loan pursuant to the Servicemembers Civil Relief
                              Act or similar state legislation.

REO Property:                 An "REO Property" is a Mortgaged Property that has
                              been acquired by the Trust through foreclosure or grant of a deed in lieu of foreclosure.

Senior Percentage:            The Senior Percentage for the Mortgage Pool or
                              loan group in the Mortgage Pool will equal (i) the aggregate Class Balance of the related Senior
                              Non-PO Certificates immediately prior to such date, divided by (ii) the Pool Principal Balance
                              (Non-PO Portion) for the Mortgage Pool or loan group in the Mortgage Pool for such date.

Senior Prepayment
Percentage:                   For the following Distribution Dates, will be as
                              follows:

                               Distribution Date    Senior Prepayment Percentage
                              --------------------  ----------------------------

                              October 2006 through  100%;
                              September 2011

                              October 2011 through  the applicable Senior
                              September 2012        Percentage plus, 70% of the
                                                    applicable Subordinate
                                                    Percentage;

                              October 2012 through  the applicable Senior
                              September 2013        Percentage plus, 60% of the
                                                    applicable Subordinate
                                                    Percentage;

                              October 2013 through  the applicable Senior
                              September 2014        Percentage plus, 40% of the
                                                    applicable Subordinate
                                                    Percentage;

                              October 2014 through  the applicable Senior
                              September 2015        Percentage plus, 20% of the
                                                    applicable Subordinate
                                                    Percentage;

                              October 2015 and      the applicable Senior
                              thereafter            Percentage;

                              provided, however, that (A) if on any Distribution Date the percentage equal to (x) the aggregate Class Balances of the Senior Non-PO Certificates of multiple groups with one set of Subordinate Certificates (such groups, "Crossed Groups") divided by (y) the sum of the Pool Principal Balances (Non-PO Portion) for the loan groups relating to the Crossed Groups (such loan groups, the "Crossed Loan Groups" and such percentage, the "Crossed Group Total Senior Percentage") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentages for the Crossed Loan Groups for such Distribution Date will equal 100% and (B) in the case of one group of Senior Non-PO Certificates with its own set of Subordinate Certificates or if the Mortgage Pool is not divided into loan groups, if on any Distribution Date the Senior Percentage for the Mortgage Pool or the related loan group of the Mortgage Pool (the Mortgage Loans in the Mortgage Pool or such loan group, "Non-Crossed Mortgage Loans") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentage(s) for the Mortgage Pool or such loan group for such Distribution Date will equal 100%.

                              No decrease in the Senior Prepayment Percentages for the Crossed Loan Groups will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Crossed Loan Group Mortgage Loans, and no decrease in the Senior Prepayment Percentage for the Non-Crossed Mortgage Loans will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Non-Crossed Mortgage Loans: (i) the outstanding principal balance of all Mortgage Loans in the Crossed Loan Groups or all Non-Crossed Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property in such loan group or loan groups and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Balance of the related Subordinate Certificates, is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the Crossed Loan Groups or all Non-Crossed Mortgage Loans exceed the percentages of the aggregate balance of the related Subordinate Certificates as of the Closing Date (with respect to the related Subordinate Certificates, the "Original Subordinate Principal Balance") indicated below:

                                                                   % of Original
                                                                    Subordinate
                                                                     Principal
                              Distribution Date Occurring             Balance
                              -----------------------------------  -------------

                              October 2011 through September 2012       30%

                              October 2012 through September 2013       35%

                              October 2013 through September 2014       40%

                              October 2014 through September 2015       45%

                              October 2015 and thereafter               50%

                              The Subordinate Prepayment Percentage for the Mortgage Pool or loan group in the Mortgage Pool for any Distribution Date will equal 100% minus the Senior Prepayment Percentage for the Mortgage Pool or such loan group in the Mortgage Pool for such date.

Senior Principal
Distribution Amount:          The "Senior Principal Distribution Amount" for the
                              Mortgage Pool or loan group in the Mortgage Pool and any Distribution Date will equal the sum of
                              (i) the Senior Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable
                              Non-PO Percentage of Scheduled Principal Payments for such Distribution Date and (ii) the Senior
                              Prepayment Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable
                              Non-PO Percentage of Unscheduled Principal
                              Payments for such Distribution Date subject to certain reductions due to losses.

Stated Principal
Balance: The "Stated Principal Balance" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any deficient valuation by a court in connection with a bankruptcy .

Subordinate Percentage:       The Subordinate Percentage for the Mortgage Pool
                              or loan group in the Mortgage Pool for any Distribution Date will equal 100% minus the Senior
                              Percentage for such date.

Subordinate Prepayment
Percentage:                   The Subordinate Prepayment Percentage for the
                              Mortgage Pool or loan group in the Mortgage Pool for any Distribution Date will equal 100% minus the Senior Prepayment Percentage for the Mortgage
                              Pool or such loan group in the Mortgage Pool for such date.

Subordinate Principal
Distribution Amount:          The "Subordinate Principal Distribution Amount"
                              for the Mortgage Pool or loan group in the Mortgage Pool for any Distribution Date will equal the sum of (i) the Subordinate Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Scheduled
                              Principal Payments for such Distribution Date and
                              (ii) the Subordinate Prepayment Percentage for the
                              Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Unscheduled
                              Principal Payments for such Distribution Date.

Exchangeable REMIC
Certificates and
Exchangeable
Certificates:                 Certain Classes of Offered Certificates identified
                              as "Exchangeable REMIC Certificates" may be exchanged in certain allowable combinations (a
                              "REMIC Combination") for a proportionate interest in certain related Certificates identified as "Exchangeable Certificates." All or a portion of the Exchangeable Certificates in an Exchangeable
                              Combination may also be exchanged for a
                              proportionate interest in each class of
                              Exchangeable REMIC Certificates in the related
                              REMIC Combination in the same manner. This process may occur repeatedly.

                              The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Balances and notional amounts, if any, of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the maximum initial Class Balances and notional amounts, if any, of such Certificates bear to one another as shown in the prospectus supplement.

                              Holders of each class of Exchangeable Certificates in an allowable combination will be the beneficial owners of a proportionate interest in the Exchangeable REMIC Certificates of the related REMIC Combination.

                              In the event that Exchangeable REMIC Certificates are exchanged for an allowable combination of Exchangeable Certificates, then

                              o     the aggregate principal balance of the
                                    Exchangeable Certificates received in the exchange will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged; and

                              o     the aggregate amount of interest and
                                    principal payable on each distribution date with respect to the Exchangeable Certificates received in the exchange will equal the aggregate amount of interest and principal that would have been payable on the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred; and

                              o     the aggregate amount of principal and
                                    interest losses and interest shortfalls
                                    allocated to the Exchangeable Certificates received in the exchange will equal the aggregate amount of principal and interest losses and interest shortfalls that would have been allocated to the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred.

                              Each class of Exchangeable Certificates in an allowable combination (other than a class of interest only certificates, if any) will be entitled to its proportionate share of the principal distributions that would have been payable on the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred. In addition, each class of Exchangeable Certificates (other than a class of interest only certificates, if any) in an allowable combination will bear a proportionate share of principal losses that would have been allocated to the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred.

                           Preliminary Credit Support
--------------------------------------------------------------------------------

Subordinate Certificates provide credit support for Senior Certificates. If the Senior Certificates are divided into multiple groups, the Subordinate Certificates may or may not consist of multiple groups. If there are multiple groups of Subordinate Certificates, each group will support one or more groups of Senior Certificates. Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of all principal prepayments on the applicable Mortgage Loans to the related Senior Non-PO Certificates, subject to certain exceptions, for the first five years and the disproportionately greater allocation of prepayments to such Senior Non-PO Certificates over the following four years. The disproportionate allocation of the applicable Non-PO Percentages of prepayments on the Mortgage Loans will accelerate the amortization of those Senior Non-PO Certificates relative to the amortization of the related Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years. In the event that the mortgage pool is divided into two pools (a 30 year pool and a 15 year pool), it is anticipated that the initial credit support percentage for the Senior Certificates (calculated by dividing the initial Class Balance of the related Subordinate Certificates by the related Pool Principal Balance) is expected to be 3.75% (+/- 50 basis points) for the 30 year pool and 2.10% (+/- 50 basis points) for the 15 year pool.

                            Priority of Distributions
--------------------------------------------------------------------------------

Distributions will be made on each Distribution Date from the Pool Distribution Amount (if the Mortgage Pool is not divided into loan groups) or Amounts (if there are multiple loan groups, in which case the Senior Certificates and any components of a group will be paid from the related Pool Distribution Amount) in the following order of priority:

         --------------------------------------------------------------
         First, to the classes of Senior Certificates and component (if any) entitled to payments of interest, to pay interest;
         --------------------------------------------------------------

                                        |
                                        |
                                        v

         --------------------------------------------------------------
           Second, pro rata, to the Senior Non-PO Certificates and any ratio strip component or ratio strip certificates entitled to payments of principal, to pay principal;
         --------------------------------------------------------------

                                        |
                                        |
                                        v

         --------------------------------------------------------------
               Third, to any ratio strip component or ratio strip
            certificates, to pay any Class PO Deferred Amounts, from
              amounts otherwise payable as principal to the related
                            Subordinate Certificates;
         --------------------------------------------------------------

                                        |
                                        |
                                        v

         --------------------------------------------------------------
            Fourth, subject to any cross-collateralization payments,
          sequentially, to each class of Subordinate Certificates from the related Pool Distribution Amount or Amounts to pay
         interest and principal in the order of payment priority, until each Class Balance is zero; and
         --------------------------------------------------------------

                                        |
                                        |
                                        v

         --------------------------------------------------------------
           Fifth, to the residual certificate, any remaining amounts.
         --------------------------------------------------------------

The Sponsor and
Servicer:                     Bank of America, National Association ("Bank of
                              America") will serve as the sponsor (the
                              "Sponsor") and the servicer (the "Servicer") of the Certificates.

                              See "The Sponsor," "The Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The Pooling Agreement" in the base prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the Mortgage Loans and its material roles and duties in this transaction.

                              All of the Mortgage Loans will be serviced by the Servicer in accordance with the terms of the Pooling Agreement. The Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling Agreement as if the Servicer alone were servicing the Mortgage Loans. See "The Sponsor," "Servicing of the Mortgage Loans -- The Servicers," "-- Servicing Experience and Procedures of Bank of America" and "The Pooling Agreement" in the base prospectus for more information about the Servicer, the Servicer's experience, its servicing procedures and its obligations under the Pooling Agreement.

Static Pool Information:      Information concerning the Sponsor's prior
                              residential mortgage loan securitizations involving fixed-rate first lien mortgage loans underwritten in accordance with the Sponsor's general underwriting standards described in the base prospectus under "The Mortgage Loan
                              Programs--Mortgage Loan Underwriting--Bank of
                              America General Underwriting Standards" and issued by the Depositor or the Depositor's predecessor is available on the internet at http://www.bofa.com/boams. Although those securitizations involve the most comparable type of mortgage loans to the type of Mortgage Loans contained in the Mortgage Pool, the Sponsor also maintains on that website, for the information of investors, statistical data concerning the
                              Sponsor's prior residential mortgage loan securitizations involving either adjustable-rate first lien mortgage loans underwritten in accordance with the Sponsor's general underwriting standards or fixed-rate first lien mortgage loans underwritten in accordance with the Sponsor's alternative underwriting standards described in the base prospectus under "--Bank of America
                              Alternative Underwriting Standards," and, in each case, issued by the Depositor or the Depositor's predecessor.

                              Without charge or registration, investors can view on this website the following information for each of those securitizations:

                              o     summary initial pool information; and

                              o delinquency, cumulative loss, and prepayment information as of each Distribution Date for the five years preceding the date of first use of the prospectus supplement.

                              In the event any changes or updates are made to the information available on the Sponsor's website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor. The Depositor's address is 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its telephone number is (704) 387-8239.

                              This static pool data may have been influenced in the past by factors beyond the Sponsor's control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

                                  Risk Factors
--------------------------------------------------------------------------------

                              YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE INVESTING YOU SHOULD CAREFULLY REVIEW "RISK FACTORS"IN THE BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH BELOW.

Subordination of any
Super Senior Support and
Subordinate Certificates
Increases Risk of Loss:

                              Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the related Mortgage Loans than are Senior certificateholders.

                              o The rights of each class of Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the related Senior Certificates and each class of related Subordinate Certificates higher in order of payment priority.

                              o Losses that are realized on the Mortgage Loans will be allocated first to the class of related Subordinate Certificates lowest in order of payment priority then to the class of related Subordinate Certificates next lowest in order of payment priority and so on, in reverse order of payment priority, until the outstanding Class Balances of such classes have been reduced to zero.

                              Any Super Senior Support certificateholders should consider the risk that after the related Subordinate Certificates are no longer outstanding, the principal portion of losses realized on the applicable Mortgage Loans that are allocated to a class of Super Senior Certificates will be borne by the related class of Super Senior Support Certificates, rather than such class of Super Senior Certificates.

The Rate of Principal
Payments on the Mortgage
Loans Will Affect the
Yield on the Offered
Certificates:                 Because principal payments on the Mortgage Loans
                              will be distributed currently on the related
                              Senior Certificates and the related Subordinate
                              Certificates, the rate of distributions of principal and the yield to maturity on your Certificates will be directly related to (i) the rate and timing of payments of principal on the applicable Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on the applicable Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

                              The rate of principal payments on the Mortgage Loans will be affected by the following:

                              o     the amortization schedules of the Mortgage
                                    Loans;

                              o the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

                              o liquidations of the properties that secure defaulted Mortgage Loans;

                              o     repurchases of Mortgage Loans by the
                                    Depositor as a result of defective
                                    documentation or breaches of representations or warranties;

                              o the exercise of due-on-sale clauses by the Servicer in connection with transfers of mortgaged properties;

                              o the optional repurchase of all the Mortgage Loans by the Depositor to effect a termination of the Trust or certain of the Mortgage Loans in the Trust when the aggregate Stated Principal Balance of the related Mortgage Loans is less than 10% of the aggregate unpaid principal balance of such Mortgage Loans as of the cut-off date; and

                              o     general and targeted solicitations for
                                    refinancing by mortgage originators
                                    (including the Sponsor).

                              The rate of principal payments on the Mortgage Loans will depend greatly on the level of mortgage interest rates:

                              o If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans in the Trust, the rate of prepayment is likely to increase.

                              o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans in the Trust, the rate of prepayment is likely to decrease.

                              If you are purchasing any Offered Certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans, or in the case of any ratio strip certificates, some or all of the Discount Mortgage Loans, occur at a rate slower than you expected, your yield will be lower than you expected. If you are purchasing any Offered Certificates at a premium, and specifically if you are purchasing interest only certificates, you should consider the risk that if principal payments on the applicable mortgage loans or, in the case of interest only certificates whose notional amount is based on some or all of the Premium Mortgage Loans, such Premium Mortgage Loans, occur at a rate faster than you expected, your yield may be lower than you expected. You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing any Offered Certificates. The applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of related Senior Non-PO Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to such Senior Non-PO Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the related Subordinate Certificates during the periods of time described in the applicable definition of "Senior Prepayment Percentage."

                              The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the related Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Any Yield Maintenance
Agreement is Subject to
Counterparty Risk:            The Trustee on behalf of the Trust may enter into
                              one or more Yield Maintenance Agreements with one or more counterparties, for the benefit of certain
                              Classes of Certificates. Each Yield Maintenance
                              Agreement will require the applicable counterparty to make certain payments in certain circumstances.
                              To the extent that payments on such Certificates depend in part on payments to be received by the Trustee under the related Yield Maintenance
                              Agreement, the ability of the Trustee to make such payments on such Certificates will be subject to the credit risk of the applicable counterparty.

Delinquencies and Losses
on the Mortgage Loans
Will Adversely Affect
Your Yield:                   Delinquencies on the mortgage loans which are not
                              advanced by or on behalf of the Servicer (because the Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the related Senior
                              Certificates and the related Subordinate
                              Certificates. The Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the Mortgage Loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the related
                              Subordinate Certificates (in reverse order of payment priority), and then by the related Senior
                              Certificates.

                              Net interest shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the related Subordinate Certificates. As a result, the yields on the Offered Certificates will depend on the rate and timing of realized losses on the related Mortgage Loans.

There Are Risks Relating
to Exchangeable REMIC
Certificates and
Exchangeable
Certificates:                 If you are purchasing any Exchangeable REMIC
                              Certificates or Exchangeable Certificates, you should consider that the characteristics of any Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchangeable REMIC Certificates. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchangeable REMIC
                              Certificates for Exchangeable Certificates and vice versa:

                              o At the time of the proposed exchange, a certificateholder must own Certificates of the related Class or Classes in the proportions necessary to make the desired exchange.

                              o A certificateholder that does not own the Certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates because the holders of the needed Certificates may be unwilling or unable to sell them or because the necessary Certificates have been placed into other financial structures.

                              o Principal distributions will decrease the amounts available for exchange over time.

Credit Scores May Not
Accurately Predict the
Likelihood of Default:        At various times, certain geographic regions will
                              experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the tables entitled
                              "Geographic Distribution of Mortgaged Properties of the Mortgage Loans" in the attached collateral summary for a listing of the locations and concentrations of the mortgaged properties.

Geographic Concentration
May Increase Risk of
Loss Due to Adverse
Economic Conditions or
Natural Disasters:            Any deterioration in housing prices in a state or
                              region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

Residential Real Estate
Values May Fluctuate and
Adversely Affect Your
Investment:                   There can be no assurance that values of the
                              mortgaged properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the table in the accompanying collateral annex might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

                              In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

United States Military
Operations May Increase
Risk of Relief Act
Shortfalls:                   As a result of military operations in Afghanistan
                              and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans in the trust, which will be borne by all classes of interest bearing Certificates and components.
                              Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations.

The Certificates May Not
Receive Amounts Expected
from any Yield
Maintenance Agreements:       The yield maintenance agreement payment for any
                              Distribution Date will be based on the lesser of
                              (x) the Class Balance(s) of the related Class or Classes or (y) the related notional amount, which will decrease for each Distribution Date during the life of the applicable yield maintenance agreement. The notional amounts are generally derived by using an assumed prepayment rate for the applicable mortgage loans. The actual rate of prepayment on the applicable mortgage loans is likely to differ from the rate assumed. If prepayments on these mortgage loans occur at a rate slower than the rate used in determining the notional amounts, the Class Balance(s) of the related Class or Classes will be greater than the related notional amount for a Distribution Date and a holder of the related Certificates will receive less than if the counterparty were required to make payments based on the Class
                              Balance(s) of the related Class or Classes.

There is a Risk that
Interest Payments on the
Mortgage Loans May Be
Insufficient to Pay
Interest on Your
Certificates:                 When a Mortgage Loan is prepaid in full, the
                              mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The
                              Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the Mortgage Loans, but in each case only up to the amount of Compensating
                              Interest related to such Mortgage Loans for such Distribution Date. To the extent these shortfalls are not covered by the amount of related
                              Compensating Interest, they will be allocated pro rata to the related classes of interest-bearing
                              Certificates and any related components.

Certificates May Not Be
Appropriate for
Individual Investors:         If you are an individual investor who does not
                              have sufficient resources or expertise to evaluate the particular characteristics of a class of Offered Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

                              o if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans;

                              o the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates and, in particular, any class of special retail certificates, may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                              o you may not be able to reinvest amounts distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

                              o     a secondary market for the Offered
                                    Certificates may not develop or provide you with liquidity of investment; and

                              o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

Limited Source of
Payments -- No Recourse
to Depositor, Seller,
Servicer or Trustee:          Proceeds of the Mortgage Loans (and any insurance
                              policy with respect to a class of insured special retail certificates) will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Servicer, the Sponsor, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor with respect to certain breaches of representations and warranties, and limited obligations of the Servicer with respect to its servicing obligations.

                              Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sponsor, the Servicer, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sponsor, the Servicer, the Trustee or any of their affiliates.

Limited Liquidity:            The Underwriter intends to make a market for
                              purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

                              The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Interest Only, Super Senior Support, Companion, Inverse Floating Rate, Principal Only, or Subordinated Certificates) will experience illiquidity.

There Are Risks Relating
to Mortgaged Properties
Subject to Second Lien
Mortgage Loans:               At the time of origination of certain of the
                              Mortgage Loans, a lender other than the Sponsor may have originated a second lien mortgage loan.
                              Mortgage Loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Subordinate Certificates
May Provide
Subordination for All
Groups The Subordinate Certificates may provide credit support for more than one Groups of Senior Certificates and thus the outstanding Class Balances of such Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of principal losses on the Mortgage Loans in one Loan Group. Therefore, these losses on the Mortgage Loans in one Loan Group will reduce the subordination provided by the Subordinate Certificates to the other Groups of Senior Certificates and increase the likelihood that losses may be allocated to the other Groups of Senior Certificates.

                              Under certain circumstances due to a
                              cross-collateralization mechanism, principal otherwise payable to these Subordinate Certificates will be paid to certain Senior Certificates.

High Rates of LIBOR or
Another Index May Result
in a Lower or Negative
Yield on any Inverse
Floating Rate Interest
Only Certificates             If you are purchasing any inverse floating rate
                              interest only certificates, in addition to the risk that a rapid rate of prepayments on the related Mortgage Loans may result in a lower actual yield than you expected or a negative yield, you should also consider the risk that high rates of LIBOR or high rates of another applicable index for your certificates may result in the failure to recover your initial investment.

                      Categories of Classes of Certificates

      The Certificates of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The chart in the base prospectus under the heading "Description of the Certificates--Categories of Classes of Certificates" identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes which comprise that series by reference to those categories or another category specified in the prospectus supplement.


Banc of America Securities LLC

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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

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                       [BANC OF AMERICA SECURITIES LOGO]

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     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Mortgage Pass-Through Certificates, Series 2006-3

Banc of America Mortgage 2006-3 Trust
Issuing Entity

Banc of America Mortgage Securities, Inc.
Depositor

Bank of America, National Association
Sponsor and Servicer

[BANK OF AMERICA LOGO]

September 18, 2006

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

     THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The information contained in this free writing prospectus should be read in conjunction with the information contained in the Depositor's most recent base prospectus and the information provided by Banc of America Securities LLC (the "Underwriter"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated May 23, 2006 attached to the prospectus supplement dated May 23, 2006 relating to the Banc of America Alternative Loan Trust 2006-5 Mortgage Pass-Through Certificates, Series 2006-5 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-132249-04). You should carefully read this free writing prospectus and the base prospectus, as well as the information provided by the Underwriter, before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

             Aggregate Mortgage Loan Data as of September 1, 2006(1)

                                                              Range or Total                       Weighted Average
                                                       ----------------------------            ------------------------
Number of Mortgage Loans                                           523
Aggregate Unpaid Principal Balance                           $339,596,464.91
Unpaid Principal Balance                               $70,405.37 to $2,992,207.48             $649,324.02 (2)
Mortgage Interest Rate                                       5.375% to 7.750%                      6.538%
Servicing Fee Rate                                               0.2500%
Trustee Fee Rate                                                 0.0075%
Administrative Fee Rate                                          0.2575%
Remaining Terms to Stated Maturity                          173 to 360 months                     327 months
Original Term                                                180 to 360 months                    329 months
Number of Months Since Origination                            0 to 30 months                      4 months
Original Loan-to-Value Ratio                                 20.00% to 94.83%                      71.30%
Credit Scores                                                   620 to 816                           750
Latest Maturity Date                                            2036-09-01
Number of Buy-Down Loans                                            1
Aggregate Unpaid Principal Balance of Buy-Down
   Loans                                                       $469,451.01
Unpaid Principal Balance of Buy-Down Loans
Number of BPP Mortgage Loans                                        42
Aggregate Unpaid Principal Balance of BPP Mortgage
   Loans                                                      $22,594,096.32
Unpaid Principal Balance of BPP Mortgage Loans         $414,894.61 to $1,184,000.00            $537,954.67(2)
Number of Mortgage Loans underwritten using
   "Alternative A" underwriting standards                           0
Aggregate Unpaid Principal Balance of Mortgage
   Loans underwritten using "Alternative A"
   underwriting standards                                          N/A
Unpaid Principal Balance of Mortgage Loans
   underwritten using "Alternative A" underwriting
   standards                                                       N/A                               N/A
Number of Mortgage Loans secured by leases on real
   property                                                         0
Aggregate Unpaid Principal Balance of Mortgage
   Loans secured by leases on real property                        N/A
Unpaid Principal Balance of Mortgage Loans secured
   by leases on real property                                      N/A
Geographic Concentration of Mortgaged Properties in
  Excess of 5.00% of the Aggregate Unpaid Principal
  Balance
       California.............................                    35.64%
       Florida................................                    12.19%
       Maryland...............................                    6.74%
Maximum Single Five-Digit Zip Code Concentration                  1.04%

---------------------------
(1)  Approximate (+/-5%).
(2)  Average Balance

                     Occupancy of Mortgaged Properties(1)(2)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Occupancy of Mortgaged Properties (1)(2)            Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
Primary Residence                                            457        $293,781,879.33                    86.51%
Second Home                                                   66          45,814,585.58                    13.49
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1) Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loans.

(2)  Approximate (+/-5%).

                                Property Type(1)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Property Type (1)                                   Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
Single Family Residence                                      352        $232,463,377.88                    68.45%
PUD-Detached                                                 110          69,424,677.22                    20.44
Condominium - Low                                             23          13,334,962.31                     3.93
2-Family                                                      11           6,351,943.08                     1.87
Condominium                                                   11           5,937,435.00                     1.75
Condominium - High                                             7           4,962,684.63                     1.46
PUD-Attached                                                   6           3,147,523.75                     0.93
PUD                                                            1           2,934,680.49                     0.86
Townhouse                                                      2           1,039,180.55                     0.31
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1)  Approximate (+/-5%).

                            Mortgage Loan Purposes(3)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Purposes (3)                                        Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
Purchase                                                     380        $246,203,137.66                    72.50%
Refinance-Rate/Term                                           75          53,337,279.40                    15.71
Refinance-Cashout                                             68          40,056,047.85                    11.80
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

(3)  Approximate (+/-5%).

                              Documentation Type(1)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Documentation Type (1)                              Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
Non-Accelerated - Standard                                   147        $110,131,343.85                    32.43%
Accelerated - Reduced/Paper Saver                            176         101,332,917.94                    29.84
Accelerated - Stated Income/Stated Asset                     115          70,264,212.53                    20.69
Accelerated - Rapid                                           75          52,338,144.68                    15.41
Accelerated - All Ready Home                                   6           3,454,967.68                     1.02
Accelerated - Reduced/Desktop Underwriter                      4           2,074,878.23                     0.61
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1)  Approximate (+/-5%).

           Geographical Distribution of the Mortgaged Properties(1)(2)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Geographical Area (2)                               Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
Alabama                                                        2            $995,743.46                     0.29%
Arizona                                                        7           4,674,095.56                     1.38
Arkansas                                                       1             996,998.51                     0.29
California                                                   186         121,020,793.19                    35.64
Colorado                                                       7           4,164,439.64                     1.23
Connecticut                                                    5           4,801,462.35                     1.41
Delaware                                                       1             460,000.00                     0.14
District of Columbia                                           7           4,487,762.78                     1.32
Florida                                                       65          41,408,278.22                    12.19
Georgia                                                       12           8,329,657.78                     2.45
Hawaii                                                         5           5,990,902.17                     1.76
Illinois                                                       9           5,437,517.61                     1.60
Kansas                                                         1             593,950.61                     0.17
Kentucky                                                       1             597,106.91                     0.18
Maryland                                                      35          22,900,668.60                     6.74
Massachusetts                                                 15          10,769,876.88                     3.17
Michigan                                                       1             718,757.07                     0.21
Minnesota                                                      4           3,376,402.94                     0.99
Missouri                                                       2           1,159,591.22                     0.34
Nevada                                                         8           4,327,277.74                     1.27
New Jersey                                                    10           5,884,655.93                     1.73
New York                                                      25          15,589,041.74                     4.59
North Carolina                                                18          10,023,140.13                     2.95
Oklahoma                                                       1             437,200.00                     0.13
Oregon                                                         4           2,968,005.71                     0.87
Pennsylvania                                                   3           1,927,687.19                     0.57
South Carolina                                                12           7,835,507.33                     2.31
Tennessee                                                      8           5,711,056.05                     1.68
Texas                                                         25          16,359,684.11                     4.82
Utah                                                           1             680,735.69                     0.20
Virginia                                                      23          14,098,420.50                     4.15
Washington                                                    18          10,377,919.63                     3.06
Wisconsin                                                      1             492,127.66                     0.14
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1) As of the Cut-Off Date, no more than approximately 1.04% of the Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

(2)  Approximate (+/-5%).

                 Current Mortgage Loan Principal Balances(1)(2)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Current Mortgage Loan Principal Balances(2)         Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
50,000.01 - 100,000.00                                         1             $70,405.37                     0.02%
150,000.01 - 200,000.00                                        1             185,279.67                     0.05
200,000.01 - 250,000.00                                        1             247,007.09                     0.07
350,000.01 - 400,000.00                                        1             383,923.96                     0.11
400,000.01 - 450,000.00                                       44          19,242,190.44                     5.67
450,000.01 - 500,000.00                                      108          51,692,478.08                    15.22
500,000.01 - 550,000.00                                       90          46,993,620.19                    13.84
550,000.01 - 600,000.00                                       71          40,883,121.99                    12.04
600,000.01 - 650,000.00                                       55          34,450,488.44                    10.14
650,000.01 - 700,000.00                                       36          24,359,477.64                     7.17
700,000.01 - 750,000.00                                       18          13,063,174.17                     3.85
750,000.01 - 800,000.00                                       14          10,855,841.31                     3.20
800,000.01 - 850,000.00                                       15          12,355,558.72                     3.64
850,000.01 - 900,000.00                                        9           7,928,760.42                     2.33
900,000.01 - 950,000.00                                        4           3,694,347.25                     1.09
950,000.01 - 1,000,000.00                                     27          26,649,594.62                     7.85
1,000,000.01 - 1,500,000.00                                   19          23,921,077.23                     7.04
1,500,000.01 - 2,000,000.00                                    2           3,497,613.02                     1.03
2,000,000.01 - 2,500,000.00                                    2           4,571,973.46                     1.35
2,500,000.01 - 3,000,000.00                                    5          14,550,531.84                     4.28
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1) As of the Cut-Off Date, the average outstanding principal balance of the Mortgage Loans is expected to be approximately $649,324.

(2)  Approximate (+/-5%).

                      Original Debt-to-Income Ratios(1)(2)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Original Debt-to-Income Ratios(2)                   Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
0.01 - 10.00                                                   9          $5,807,949.91                     1.71%
10.01 - 20.00                                                 34          23,546,164.16                     6.93
20.01 - 30.00                                                102          67,589,954.43                    19.90
30.01 - 40.00                                                176         110,581,383.79                    32.56
40.01 - 50.00                                                150          94,662,490.68                    27.87
50.01 - 60.00                                                 49          35,970,542.06                    10.59
60.01 - 70.00                                                  3           1,437,979.88                     0.42
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1)  The non-zero weighted average is 36.23%.

(2)  Approximate (+/-5%).

                       Original Loan-to-Value Ratios(1)(2)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Original Loan-to-Value Ratios (2)                   Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
15.01 - 20.00                                                  1            $683,225.74                     0.20%
20.01 - 25.00                                                  2           1,112,558.50                     0.33
30.01 - 35.00                                                  3           2,126,133.87                     0.63
35.01 - 40.00                                                 11           6,232,422.29                     1.84
40.01 - 45.00                                                 11           8,273,014.31                     2.44
45.01 - 50.00                                                 15          14,704,011.22                     4.33
50.01 - 55.00                                                 13           7,629,361.12                     2.25
55.01 - 60.00                                                 22          16,399,263.21                     4.83
60.01 - 65.00                                                 33          25,904,715.21                     7.63
65.01 - 70.00                                                 55          40,564,932.03                    11.95
70.01 - 75.00                                                 51          33,838,470.54                     9.96
75.01 - 80.00                                                298         177,873,170.25                    52.38
80.01 - 85.00                                                  2           1,290,000.00                     0.38
85.01 - 90.00                                                  5           2,470,186.62                     0.73
90.01 - 95.00                                                  1             495,000.00                     0.15
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1) As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination of the Group Mortgage Loans is expected to be approximately 71.30%.

(2)  Approximate (+/-5%).

                          Mortgage Interest Rates(1)(2)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Mortgage Interest Rates (2)                         Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
5.251 - 5.500                                                 13         $11,615,969.77                     3.42%
5.501 - 5.750                                                 18          11,126,138.00                     3.28
5.751 - 6.000                                                 38          27,935,802.35                     8.23
6.001 - 6.250                                                 42          27,567,467.23                     8.12
6.251 - 6.500                                                133          87,391,008.70                    25.73
6.501 - 6.750                                                137          89,182,090.92                    26.26
6.751 - 7.000                                                 94          57,089,652.55                    16.81
7.001 - 7.250                                                 38          21,329,752.46                     6.28
7.251 - 7.500                                                  7           4,504,531.54                     1.33
7.501 - 7.750                                                  3           1,854,051.39                     0.55
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1) As of the Cut-Off Date, the weighted average Current Mortgage Interest Rate of the Mortgage Loans is expected to be approximately 6.538% per annum.

(2)  Approximate (+/-5%).

                    Number of Months Since Origination(1)(2)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Months Since Origination (2)                        Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
= 0                                                            1            $448,583.75                     0.13%
1 - 2                                                        157         102,069,119.67                    30.06
3 - 4                                                        270         169,219,284.54                    49.83
5 - 6                                                         43          34,266,417.80                    10.09
7 - 8                                                         13           8,304,625.25                     2.45
9 - 10                                                         2           1,328,514.70                     0.39
11 - 12                                                        4           3,249,170.79                     0.96
13 - 14                                                        7           4,019,084.80                     1.18
15 - 16                                                        7           4,096,926.97                     1.21
17 - 18                                                        4           1,926,874.44                     0.57
19 - 20                                                        7           3,926,090.40                     1.16
over 20                                                        8           6,741,771.80                     1.99
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1) As of the Cut-off Date, the weighted average number of months since origination of the Mortgage Loans is expected to be approximately 4.21 months.

(2)  Approximate (+/-5%).

                              Remaining Terms(1)(2)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Remaining Terms (2)                                 Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
161 - 180                                                     75         $56,745,783.98                    16.71%
221 - 240                                                      2           1,030,651.15                     0.30
281 - 300                                                      1             443,418.55                     0.13
341 - 360                                                    445         281,376,611.23                    82.86
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately 327 months.

(2)  Approximate (+/-5%).

                        Credit Scores of Mortgagors(1)(2)

                                                                     Aggregate Stated
                                              Number of Mortgage   Principal Balance as     % of Cut-off Date
Credit Scores(2)                                    Loans            of Cut-off Date      Pool Principal Balance
-------------------------------------------   ------------------   --------------------   ----------------------
801 - 850                                                     42         $26,251,387.42                     7.73%
751 - 800                                                    249         168,608,382.53                    49.65
701 - 750                                                    148          93,787,988.01                    27.62
651 - 700                                                     65          39,159,274.62                    11.53
601 - 650                                                     18          11,228,215.92                     3.31
= 0                                                            1             561,216.41                     0.17
-------------------------------------------   ------------------   --------------------   ----------------------
Total:                                                       523        $339,596,464.91                   100.00%

---------------------------
(1) The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

(2)  Approximate (+/-5%).

Banc of America Securities LLC
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The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

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